EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Sonic Automotive, Inc.
Charlotte, North Carolina

We consent to the use in this Amendment No. 1 to the Registration Statement of Sonic Automotive, Inc. on Form S-3 of (i) our report dated February 16, 1999 on the consolidated financial statements of Sonic Automotive, Inc. and Subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998; (ii) our report dated March 26, 1999 on the combined financial statements of Williams Automotive Group as of and for the year ended December 31, 1998; (iii) our report dated March 16, 1999 on the financial statements of Economy Cars, Inc. as of and for the year ended December 31, 1998; (iv) our report dated March 26, 1999 on the financial statements of Global Imports, Inc. as of and for the year ended December 31, 1998; (v) our report dated March 12, 1999 on the combined financial statements of Newsome Automotive Group as of and for the year ended December 31, 1998;
(vi) our report dated March 15, 1999 on the combined financial statements of Lloyd Automotive Group as of and for the year ended December 31, 1998; and
(vii) our report dated March 24, 1999 on the financial statements of Lute Riley Motors, Inc. as of and for the year ended December 31, 1998, all appearing in the Prospectus which is part of this Registration Statement. We also consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Sonic Automotive, Inc. on Form S-3 of our report dated May 22, 1998 on the combined financial statements of Hatfield Automotive Group as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, our report dated June 4, 1998 on the financial statements of Casa Ford of Houston, Inc. as of and for the year ended December 31, 1997 and our report dated August 21, 1998 on the financial statements of Higginbotham Automotive Group as of and for the year ended December 31, 1997, all incorporated by reference in the Prospectus which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such S-3 Registration Statement.

DELOITTE & TOUCHE LLP
Charlotte, North Carolina

April 7, 1999

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                          [SONIC AUTOMOTIVE INC. LOGO]



                         PRIVATE PLACEMENT IN CANADA OF
                         SHARES OF CLASS A COMMON STOCK
     THE OFFERING


       The shares of Class A Common Stock (the "Class A Common Stock") being offered hereby are part of an offering by Sonic Automotive, Inc. (the "Company"), a Delaware corporation, and by certain stockholders of the Company (the "Selling Stockholders") of 8,000,000 shares of Class A Common Stock (9,200,000 shares of Class A Common Stock if the Underwriters' over-allotment options are exercised in full).


        Attached hereto is a copy of the prospectus filed with the Securities and Exchange Commission in the United States regarding the offering being made in the United States. The offering in Canada is being made solely in the province of Ontario.


     RESALE RESTRICTIONS

       The distribution of the shares of Class A Common Stock in Canada is being made on a private placement basis. Accordingly, any resale of such shares of Class A Common Stock must be made in accordance with an exemption from the registration and prospectus requirements of the SECURITIES ACT (Ontario) (the "Act"). Purchasers of the shares of Class A Common Stock are advised to seek legal advice prior to any resale of the shares of Class A Common Stock.


     REPRESENTATION BY PURCHASERS

       Confirmations of the acceptance of offers to purchase the shares of Class A Common Stock will be sent to purchasers in Canada who have not withdrawn their offers to purchase prior to the issuance of such confirmations. Each purchaser who receives a purchase confirmation will, by the purchaser's receipt thereof, be deemed to represent to the Company, the Selling Stockholders and the dealer from whom such purchase confirmation is received that such purchaser is a person or company to which shares of Class A Common Stock may be sold without the benefit of a prospectus qualified under the Act.


     ENFORCEMENT OF LEGAL RIGHTS

       The shares of Class A Common Stock being offered and those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Act. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

        All of the Company's directors and officers, the Selling Stockholders and the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the assets of the Company and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside of Canada.